                                                                    Exhibit 10.1

                                AMENDMENT NO. 1
                                       TO
                 THIRD AMENDED AND RESTATED INVESTOR AGREEMENT

     THIS AMENDMENT NO. 1 (this "Amendment"), dated as of July 7, 1998, to the Third Amended and Restated Investor Agreement, dated as of September 9, 1997 (the "Agreement"), is made by and between Archstone Communities Trust (formerly Security Capital Pacific Trust), a Maryland real estate investment trust (the "Company"), and Security Capital Group Incorporated, a Maryland corporation ("SCG").

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of April 1, 1998, Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), was merged (the "Merger") with and into the Company; and

     WHEREAS, as a result of the Merger, the parties desire to amend the Agreement to reflect the increased size of the Company and various other matters.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:

     1. The Amended and Restated Investor Agreement, dated as of September 9, 1997 by and between ATLANTIC and SCG is hereby terminated and shall be of no further force or effect.

     2. Section 5(a) of the Agreement is hereby amended and restated in its entirety as follows:

     " (a) Board Representation. From and after the date hereof and for so long thereafter as SCG Beneficially Owns 10% or more of the outstanding Common Shares, the Company shall not increase the number of members of its Board to more than twelve (12), and SCG shall be entitled to designate one or more Persons for nomination to the Board (such Person, a "Nominee") as follows and the Company will use its best efforts to cause the election of such Nominee or Nominees:

               (i) So long as SCG Beneficially Owns at least 10% but less than 25% of the outstanding Common Shares, one (1) Nominee;

               (ii) So long as SCG Beneficially Owns 25% or more of the outstanding Common Shares, that number of Nominees as shall bear approximately the same ratio (rounded down to the nearest whole number) to the total number of members of the Board as the number of Common Shares Beneficially Owned by SCG bears to the total number of outstanding Common Shares, provided, that any Person who is employed by SCG or who is an employee or a director of any corporation of which SCG is a 25% shareholder (except for the Company) shall be deemed to be a designee of SCG."

     3. Section 5(ii) through 5(c)(iv) of the Agreement is hereby amended and restated in its entirety as follows:

          " (ii) Expenses. Incurring expenses in any year exceeding (A) any line item in the annual budget by the greater of $1,000,000 or 20% or and (B) the total expenses set forth in the annual budget by 15%.

             (iii) Assets. The acquisition or sale of any assets in any single transaction or any series of related transactions in the ordinary course of the Company's business where the aggregate purchase price paid or received by the Company exceeds $50,000,000.

             (iv) Contracts. Entering into any new contract with a service provider (A) for investment management, property management, or leasing services or (B) that reasonably contemplates annual contract payments by the Company in excess of $2,000,000."

     4. Capitalized terms used in this Amendment but not specifically defined herein shall have the meanings ascribed thereto in the Agreement. All references to the Company in the Agreement and this Amendment shall be deemed to refer to Archstone Communities Trust, the surviving entity in the Merger, unless the context requires otherwise. All references to the term "Registrable Securities" shall be deemed to include the common shares of beneficial interest of the Company issued to SCG in connection with the Merger.

     5. Except as otherwise specifically modified hereby, the Agreement shall remain in full force and effect.

     6. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

     7. This Amendment may be executed in any number of counterparts, each of which may be deemed an original and all of which together shall constitute one and the same instrument.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                         ARCHSTONE COMMUNITIES TRUST

                         By: /s/ R. Scot Sellers
                            ------------------------------------------
                            R. Scot Sellers
                            Co-Chairman and Chief Investment Officer

                         SECURITY CAPITAL GROUP INCORPORATED

                         By: /s/ Jeffrey A. Klopf
                            ------------------------------------------
                            Jeffrey A. Klopf
                            Senior Vice President

                                      -3-